Exhibit 4.9
WAIVER

WAIVER, dated as of July 15, 2005 (this “Waiver”) with respect to the Purchase Agreement, among PCA LLC (the “Company”), the guarantors named therein, GS Mezzanine Partners II, L.P. (“GS Mezzanine”) and GS Mezzanine Partners II Offshore, L.P. (“GS Offshore” and, together with GS Mezzanine, the “Purchasers”), dated as of June 27, 2002 (as amended through the date hereof, the “Purchase Agreement”). Capitalized terms used herein without definition are so used as defined in the Purchase Agreement.

RECITALS

WHEREAS, there is an existing Default under the Purchase Agreement due to the failure of the Company to deliver to the Purchasers and each Holder that is an Institutional Investor the audited financial statements of the Company and its Subsidiaries for the Fiscal Year ended January 30, 2005 within 90 days after January 30, 2005 as required under Section 6.1(a) of the Purchase Agreement (the “Existing Default”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Waiver. Subject to the terms and conditions hereof, the Purchasers and the Holders hereby waive the Existing Default and any other Default or Event of Default that may arise under or in connection with the failure of the Company to the deliver to the Purchasers and each Holder that is an Institutional Investor, pursuant to Section 6.1(a) of the Purchase Agreement an audited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of the 2004 Fiscal Year and the related consolidated and consolidating statements of income, retained earnings, stockholders’ equity and cash flows for the year, audited by Deloitte & Touche or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Purchasers, setting forth in each case in comparative form the figures for the previous year, reported without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification or any other material qualification or exception.

2.  Conditions to Effectiveness. This Waiver shall become effective as of the date hereof upon receipt by the Company of counterparts of this Waiver, duly executed by the Company and the Required Holders.

3.  Continuing Effect of the Purchase Agreement. The Company, the Purchasers and the Holders hereby acknowledge and agree that the Purchaser Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms except as expressly modified hereby. Any terms or conditions contained in this Waiver shall control over any inconsistent terms or conditions in the Purchase Agreement, the other Financing Documents and applicable law in respect of any Defaults or Events of Default.

4.  Counterparts. This Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. A counterpart signature page delivered by fax transmission shall be as effective as delivery of an originally executed counterpart.

5.  GOVERNING LAW. THIS WAIVER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

6.  Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Waiver has been duly executed as of the date first written above.

PCA LLC

By: Donald Norsworthy____________
                                    Name: Donald Norsworthy
                                    Title: Executive Vice President and Chief Financial Officer

GS MEZZANINE PARTNERS II, L.P.

By: GS Mezzanine Advisors II, L.L.C.,
its general partner

By: /s/ John E. Bowman_____________
                                    Name: John E. Bowman
                                    Title: Vice President

GS MEZZANINE PARTNERS II OFFSHORE, L.P.

By: GS Mezzanine Advisors II, L.L.C.,
its general partner

By: /s/ John E. Bowman_____________
                                    Name: John E. Bowman
                                    Title: Vice President

Guarantors:

Portrait Corporation of America, Inc.
American Studios, Inc.
PCA National LLC
PCA Photo Corporation of Canada, Inc.
Photo Corporation of America
PCA Finance Corp.

By: Donald Norsworthy____________
                                    Name: Donald Norsworthy
                                    Title: Executive Vice President and Chief Financial Officer

PCA National of Texas LP

    By: PCA National LLC,
                                    its general partner

    By: Donald Norsworthy____________
                                    Name: Donald Norsworthy
                                    Title: Executive Vice President and Chief
                                    Financial Officer